UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report – October 7, 2016

(Date of earliest event reported)

BEMIS COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number 1-5277

Missouri	43-0178130
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin  54957-0669

(Address of principal executive offices)

Registrant’s telephone number, including area code:   (920) 727-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 7, 2016, the Board of Directors of Bemis Company, Inc. (the “Company”) amended the Company’s Amended By-Laws to provide for “proxy access” for eligible shareholders and make other clarifying changes, as described below.

Article 1, Section 10 of the Amended By-Laws permits a shareholder, or a group of up to 20 shareholders, owning 3% or more of Bemis’s outstanding stock continuously for at least three years, to nominate and include in Bemis’s proxy materials director nominees constituting up to the greater of 20% of the Board of Directors or two directors, provided that such shareholder(s) and nominee(s) satisfy the requirements set forth in the Amended By-Laws.  The Amended By-Laws also make certain clarifications and updates to Article I, Section 8 to accommodate the proxy access bylaw.

The Amended By-Laws also modify Article III, Section 1 to ensure flexibility as to the titles of the Company’s officers and related matters.  The Amended By-Laws also contain a number of conforming and other non-material changes.

The Amended By-Laws, as amended and restated to reflect the amendments described above, are filed as Exhibit 3(ii) hereto.

Item 9.01         Financial Statements and Exhibits.

(d)           Exhibits

3(ii)    Amended By-Laws, as amended and restated on October 7, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BEMIS COMPANY, INC.
By	/s/ Sheri H. Edison
Sheri H. Edison, Vice President,
General Counsel and Secretary
Date	October 7, 2016

Index to Exhibits

Exhibit No.	Description	Method of Filing
3(ii)	Amended By-Laws, as amended and restated on October 7, 2016	Electronic Transmission